UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 24, 2019

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street Philadelphia, Pennsylvania	19102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest	PEI	New York Stock Exchange
Preferred Shares	PEIPrB	New York Stock Exchange
Preferred Shares	PEIPrC	New York Stock Exchange
Preferred Shares	PEIPrD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Robert F. McCadden, the current Executive Vice President and Chief Financial Officer of Pennsylvania Real Estate Investment Trust (the “Company”), will be leaving the Company at the end of the year. On October 24, 2019, the Company’s Board of Trustees approved the appointment of Mario C. Ventresca, Jr., the current Executive Vice President of Operations, as the Company’s Executive Vice President and Chief Financial Officer, to be effective January 1, 2020. In addition to his role as the Company’s principal financial officer, Mr. Ventresca will also serve as the Company’s principal accounting officer.

The Company intends to enter into an employment agreement with Mr. Ventresca in connection with his appointment, which will provide for, among other things, the terms of his compensation in his new role. At the time the Company enters into such new employment agreement with Mr. Ventresca, it will file an amendment to this current report on Form 8-K.

Mr. Ventresca, 52, has served as the Company’s Executive Vice President of Operations since 2015. From 2005 to 2015, he was the Company’s Senior Vice President of Asset Management and, prior to that, he was the Vice President of Retail Asset Management since 2000.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: October 28, 2019	By:	/s/ Lisa M. Most
Lisa M. Most
Senior Vice President, Secretary and General Counsel